UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 22, 2021
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger
Merger. On April 22, 2021, Colony Bankcorp, Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SouthCrest Financial Group Inc., a Georgia corporation (“SCSG”), whereby SCSG will be merged with and into the Company (the “Merger”). Pursuant to and simultaneously with entering into the Merger Agreement, the Company’s wholly-owned subsidiary bank, Colony Bank, and SCSG’s wholly-owned subsidiary bank, SouthCrest Bank, N.A., entered into a Plan of Bank Merger whereby SouthCrest Bank, N.A. will be merged with and into Colony Bank immediately following the merger of SCSG with and into the Company (the “Bank Merger”).

The Merger Agreement has been unanimously approved by the boards of directors of the Company and SCSG. The transaction is expected to close no later than the fourth quarter of 2021, subject to customary conditions discussed below.

Merger Consideration. Pursuant to the Merger Agreement, each outstanding share of SCSG capital stock, including both common stock and preferred stock, issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, at the election of each SCSG shareholder, either (i) $10.45 in cash (the “Per Share Cash Consideration”), or (ii) 0.7318 of a share of the Company’s common stock (the “Per Share Stock Consideration”), subject to customary proration and allocation procedures such that approximately 27.5% of SouthCrest shares will be converted to cash consideration and the remaining 72.5% of SouthCrest shares will be converted to Colony common stock. Based on Colony’s closing stock price of $15.00 per share as of April 21, 2021, the value of the per share merger consideration is estimated to be $10.83. The aggregate consideration is valued at approximately $84.0 million, based on 7,516,464 SouthCrest shares outstanding, 252,500 SouthCrest options, and 173,500 SouthCrest phantom shares.

All outstanding shares of SCSG restricted stock shall become fully vested and nonforfeitable and shall be converted automatically into the right to receive, at the election of such holder, the Per Share Cash Consideration or the Per Share Stock Consideration. Each option to purchase shares of SCSG stock, whether vested or unvested, shall be cancelled as of the effective time of the Merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of SCSG common stock subject to such option times (ii) the excess, if any, of $10.45 over the exercise price per share of SCSG common stock under such SCSG option, less applicable taxes required to be withheld with respect to such payment. Each unit of SCSG phantom stock granted under the SCSG Phantom Unit Plan shall, subject to the holder’s continued employment with SCSG at the Effective Time, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of SCSG Phantom Stock Units held by such holder and (ii) the Per Share Cash Consideration, less applicable taxes to be withheld with respect to such payment.

Each outstanding share of the Company’s common stock shall remain outstanding and unaffected by the Merger.

Representations and Warranties. The Merger Agreement contains usual and customary representations and warranties that the Company and SCSG made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and SCSG and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating certain terms. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and SCSG rather than establishing matters of fact.

Covenants; No Solicitation. Each party also has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Additionally, SCSG has agreed, subject to certain exceptions, not to (i) initiate, solicit, induce or knowingly encourage or take any action or facilitate any alternative acquisition transaction; (ii) participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative acquisition transaction; (iii) withdraw or modify, in a manner adverse to the Company, the recommendation of the SCSG board of directors that SCSG’s shareholders approve the Merger Agreement and the Merger. In the event that SCSG receives a proposal with respect to an alternative acquisition transaction that the SCSG board of directors determines is superior to the Merger, the Company will have an opportunity to match the terms of such proposal, subject to certain requirements.

Conditions to Closing. Consummation of the Merger is subject to various customary conditions, including (i) approval of the Merger Agreement and the Merger by shareholders of SCSG and the Company; (ii) the receipt of certain regulatory approvals; (iii) No injunctions or other legal restraints preventing the consummation of the Merger; (iv) the U.S. Securities and Exchange Commission (“SEC”) having declared effective the Company’s registration statement covering the issuance of shares of the Company’s common stock in the Merger; (v) the receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (vi) the accuracy of representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers); and (vii) the absence of a material adverse effect with respect to the either the Company or SCSG.

Termination. The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties, (ii) by either party if any regulatory approval required for consummation of the transactions contemplated by the Merger Agreement has been denied by final non-appealable action by the relevant governmental authority or an application for such approval has been permanently withdrawn at the request of a governmental authority, (iii) by either party if the approval of the shareholders of either party is not obtained, (iv) by either party in the event of a material breach by the other party of any representation, warranty or covenant contained in the Merger Agreement and such breach is not cured within thirty days, (v) by either party if the Merger is not consummated on or before December 31, 2021, subject to automatic extension to March 31, 2022 if the only outstanding closing condition is the receipt of regulatory approvals, (vi) by the Company if SCSG’s board of directors breaches its obligation not to solicit any alternative acquisition transaction, changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement, or breaches its obligation to call a special SCSG shareholder meeting to vote on the Merger, (vii) by SCSG if the Company changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement or breaches its obligation to call a special shareholder meeting to vote on the Merger, (viii) by SCSG in order to enter into an agreement relating to a superior proposal, or (ix) by SCSG if the average of the daily closing prices for the Company’s common stock for the twenty (20) consecutive trading days ending on the fifth trading day immediately preceding closing both (A) is less than $12.75, and (B) underperforms a specified index of financial institution stocks during comparable periods by more than 15%; provided, however, that in the event that SCSG provides notice of its intent to terminate the Merger Agreement as provided in this section (ix), the Company may, but is not obligated, increase the consideration through an adjustment to the exchange ratio to an amount equal to a minimum amount necessary to avoid the satisfaction of the conditions in (A) and (B).

Termination Fee. SCSG will pay the Company a termination fee equal to $3.2 million in the event (i) the Merger Agreement is terminated by the Company because SCSG’s board of directors breaches its obligation not to solicit any alternative acquisition transaction, changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement, or breaches its obligation to call a special SCSG shareholder meeting to vote on the Merger, (ii) SCSG terminates the Merger Agreement in order to accept a superior proposal, or (iii) the Merger Agreement is terminated (A) by either the Company or SCSG because the required SCSG shareholder approval is not obtained or (B) by the Company because of SCSG’s material breach of representations, warranties or covenants, and, in each case, SCSG enters into an agreement for or completes an acquisition transaction within 12 months of the termination of the Merger Agreement if any acquisition proposal was received after the date of the Merger Agreement and prior to its termination.

Additions to Board of Directors. At the effective time of the Merger, the Company will expand the size of its board by two and appoint two current directors of SCSG to serve on the board of directors of the Company. The Company currently expects that Harold W. Wyatt, III, SCSG’s Chairman, and Brian Schmitt, SCSG’s President, Chief Executive Officer and Director, will be the two SCSG directors appointed to the Company board.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, its affiliates and their respective businesses, and the information regarding the Merger Agreement, the Merger and SCSG that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of the Company that will include a joint proxy statement of SCSG and the Company and a prospectus of the Company and that will be filed with the SEC.

Item 2.02. Results of Operation and Financial Condition

On April 22, 2021, the Company issued a press release announcing its consolidated financial results for the first quarter and March 31, 2021, as well as the announcement of a regular quarterly cash dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events

On April 22, 2021, the Company and SouthCrest issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2.

The Company is providing supplemental information relating to the Merger in the investor presentation attached hereto as Exhibit 99.3 and questions and answers for Colony and SouthCrest team members used on April 22, 2021 as Exhibit 99.4.

Cautionary Statements Regarding Forward-Looking Information

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of SCSG’s business into the Company, (5) the failure to obtain the necessary approval by the shareholders of SCSG or the Company, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of

SCSG’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents subsequently filed by the Company with the SEC. Consequently, No forward-looking statement can be guaranteed. Neither the Company nor SCSG undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company and SCSG claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of SCSG and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SCSG AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of SCSG seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Tracie Youngblood and on the Company’s website, colony.bank, under Investor Relations. The Company’s telephone number is (229) 426-6000.

Participants in the Transaction

The Company, SCSG and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCSG and the Company in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 16, 2021. Once filed, the definitive proxy statement can be obtained free of charge from the sources described above.

Item 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated April 22, 2021, by and between Colony Bankcorp, Inc. and SouthCrest Financial Group, Inc.
99.1**	Colony Bankcorp, Inc., press release dated April 22, 2021
99.2	Joint Press Release of Colony Bankcorp, Inc. and SouthCrest Financial Group, Inc. dated April 22, 2021
99.3	Investor Presentation dated April 22, 2021
99.4	Team Member Questions and Answers about the Merger dated April 22, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.
**	Furnished, not filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: April 22, 2021	By:	/s/ Tracie Youngblood
Tracie Youngblood
Executive Vice President and Chief Financial Officer